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                                                                   Exhibit 10.15


                              RETIREMENT AGREEMENT

         This Agreement made and entered into this 31st day of December, 1995, by and between TRIDEX CORPORATION ("Tridex" or the "Company"), a Connecticut corporation with a principal place of business at 61 Wilton Road, Westport, Connecticut 06880, and ALVIN LUKASH ("Lukash"), an individual residing at 805 Cypress Boulevard, Apartment 311, Building 96, Palm Aire, Pompano Beach, Florida 33069, with reference to the following background:

         WHEREAS, Lukash is an executive employee of Tridex pursuant to a Consulting Services Agreement, dated April 16, 1992 as amended by an Agreement dated April 1, 1995 (the "Consulting Services Agreement");

         WHEREAS, Lukash and Tridex desire to terminate in part the Consulting Services Agreement;

         WHEREAS, Lukash has contributed significantly to the growth and success of Tridex;

         WHEREAS, the parties now wish to enter into this Agreement effective as of December 31, 1995;

         NOW, THEREFORE, intending to be legally bound hereby and in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

         1. Termination of Agreement. Tridex and Lukash agree to terminate those provisions of the Consulting Services Agreement contained in paragraph 3 and 4 thereof, effective December 31, 1995, the date of Lukash's retirement. The remainder of covenants, terms and conditions of the Consulting Services Agreement shall remain in full force and effect as set forth therein.

         2. Retirement Benefit. Effective as of January 1, 1996, Tridex shall pay Lukash, in equal monthly installments, a pension benefit at the rate of $100,000 per year until his death or until March 31, 2000, whichever shall occur first.

         3. Effect of a Change of Control Transaction. If a Change of Control Transaction, as hereinafter defined, occurs, Tridex will establish a trust of which it will be treated as the owner under Section 671-679 of the Internal Revenue Service Code of 1986, as amended (a "Rabbi Trust") and immediately deposit funds with the Trustee equal to the then present value of the remaining retirement benefit provided for in Paragraph 2 above. The Trust shall be irrevocable, except that the Trust shall provide that any Trust assets remaining after all retirement payments provided for in Paragraph 2 above have been made shall revert to Tridex and the Trust shall also provide that prior to Mr. Lukash's death, the Trust assets shall not be reachable by Tridex or its creditors except in the case of the insolvency or bankruptcy of Tridex. The Trust shall be in substantially the form attached hereto as Exhibit A.

         As used herein, a "Change of Control Transaction" shall mean a change in control of Tridex that results other than from a transaction or series of transactions between or among two or more of Alvin Lukash, Leslie Lukash, Mildred Lukash, Seth Lukash, Laura Lukash Knee and Samuel Knee (collectively the "Lukash Group") and is of a nature that would be required to be reported (i) in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), as in effect on the date of this Agreement, or (ii) on a Form 8-K filed under the Exchange Act or (iii) in any other filing by Tridex with the Securities and Exchange Commission; provided that, without limitation, a Change of Control Transaction shall also be deemed to have occurred if:

         (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a member of the Lukash Group, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Tridex representing 25% or more of the voting power of the then-outstanding securities of Tridex; or

         (B) during any period of two consecutive calendar years there is a change of 40% or more in the composition of the Board of Directors of Tridex in office at the beginning of the period except for changes approved by at least two-thirds of the directors then in office who were directors at the beginning of the period; or

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         (C) Tridex shall cease to be a publicly-owned corporation whose shares entitled to vote for the election of directors are listed on the American Stock Exchange or another national securities exchange.

         4. Calculation of Lump Sum Payment. The lump sum payment provided for in Paragraph 3 above shall be calculated by applying a discount rate equal to the applicable annual interest rate established by the Pension Benefit Guaranty Corporation for purposes of determining the present value of an immediate annuity distributable to a plan participant upon plan termination for the second month preceding the month in which the Change of Control Transaction occurs.

         5. Status Under ERISA. This Agreement is intended to constitute a plan that is funded and maintained by Tridex primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and Section 401(a)(1) of the Employee Retirement Income Security Act of 1974 (ERISA), as amended, and shall be interpreted and administered accordingly.

         6. Plan Administration. This Agreement shall be administered by the Board of Directors of the Company which shall have full discretionary authority to interpret the provisions of the plan and which shall, to the extent required by ERISA, constitute the administrator of the pension benefit plan created hereby. The Board may establish its own operative and administrative rules and procedures in connection with this Agreement to the extent that they are consistent with Section 503 of ERISA and the regulations thereunder.

         7. Withholding of Taxes. Tridex may withhold from any payments made under this Agreement all federal, state, or local taxes as shall be required pursuant to any law, regulation or ruling.

         8. Notices. Any notices or other communications under this Agreement shall be sufficient if in writing and sent by registered or certified mail to Lukash at the last address he has filed in writing with Tridex or in the case of Tridex, at its principal executive offices.

         9. Non-alienation. Lukash shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law.

         10. Successor Tridex. This Agreement shall bind Tridex, its successors and assigns. Subject to the provisions of Section 12, Tridex, shall use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Tridex to assume and agree to perform this Agreement in the same manner and to the same extent that Tridex would be required to perform if no such succession had taken place. As used in this Agreement, "Tridex" shall mean Tridex as hereinbefore defined and any successor to or assignee of all or substantially all of its business and/or assets.

         11. Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction or under any circumstances will be ineffective to the extent of such invalidity or unenforceability only without invalidating or rendering unenforceable the remaining provisions hereof in such jurisdiction or under such circumstances, and any such invalidity or unenforceable shall not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstances.

         12. No Assignment. This Agreement is personal in nature, and neither this Agreement nor any rights or obligations hereunder may be assigned (whether voluntarily or by operation of law) by either party without the prior written consent of the other, and any purported assignment without such consent shall be null and void.

         13. Modification. This Agreement may not be amended or modified except in a writing duly signed by each of the parties hereto.

         14. Waivers. The failure of either party to require performance of any term or obligation of the Agreement, and the waiver by either party of any breach of this Agreement will not be deemed a waiver of such terms or obligation and will not foreclosure subsequent enforcement of such term or obligation or deemed a waiver of any subsequent breach.

         15. Counterparts, Section Heading. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The section heading contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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         16. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of Connecticut, without any reference to the principals governing the conflict applicable in that or any other jurisdiction.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                                TRIDEX CORPORATION


                                                By:
                                                Title:


                                                Alvin Lukash

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